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                                                                    EXHIBIT 12.1

EARNINGS TO FIXED CHARGES

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
                                                                              Fiscal Years Ended September 30,
                                                               ----------------------------------------------------------------
                                               Six months
                                                 Ended
                                                03/31/04            2003         2002         2001        2000        1999
                                            -----------------  ----------------------------------------------------------------

Net earnings from continuing ops                $      5,970    $     (67,978)   $ (4,073)    $ 39,150   $  40,196   $  20,311

add income tax expense (benefit)                       1,493          (31,983)     (1,753)      26,216      28,433      15,838

add interest expense                                   1,393            2,817       3,821        6,448       2,579         274

portion of rent deemed interest factor                 1,858            4,700       4,870        3,633       4,033       3,767
                                            -----------------  ----------------------------------------------------------------

          Total earnings available for
            fixed charges                             10,714          (92,444)      2,865       75,447      75,241      40,190

Fixed charges:

Interest expense                                       1,393            2,817       3,821        6,448       2,579         274

portion of rent deemed interest factor                 1,858            4,700       4,870        3,633       4,033       3,767
                                            -----------------  ----------------------------------------------------------------

          Total fixed charges                   $      3,251    $       7,517    $  8,691     $ 10,081   $   6,612   $   4,041

Ratio of earnings to fixed charges                       3.3            (12.3)        0.3          7.5        11.4         9.9
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